Exhibit 99.2
REVOCABLE PROXY
ICNB FINANCIAL CORPORATION
Special Meeting of Shareholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints James D. Fast and                         , or either of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of ICNB Financial Corporation (“ICNB”) that the undersigned is entitled to vote at ICNB’s Special Meeting of Shareholders (the “Meeting”), to be held on                , 2007, at                     a.m., local time, located at the                                    , and any and all adjournments and postponements thereof.
     The undersigned acknowledges receipt from ICNB, prior to the execution of this proxy, of Notice of the Special Meeting and a Prospectus and Proxy Statement.
(Continued and to be signed on reverse side)
Exhibit 99.2

ICNB FINANCIAL CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (X)

Approval of the Agreement and Plan of Merger, dated as of February 1, 2007 (the “Merger Agreement”), between Firstbank Corporation and ICNB Financial Corporation.	For ( )	Against ( )	Abstain ( )
Your Board of Directors recommends a vote “FOR” approval of the Agreement and Plan of Merger.

This proxy will be voted as directed. If no direction is specified, this proxy will be voted for approval of the merger agreement. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their discretion.

Dated:

Print Name:

Signature:

Print Name:

Signature:

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

YOUR VOTE IS IMPORTANT!

PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE